                                                           EXHIBIT 1.A.(5)(a)(2)

                                  ML LIFE INSURANCE COMPANY OF NEW YORK

                                  Home Office:  717 Fifth Avenue, 16th Floor, New York New York
                                  10022
                                  Variable Life Insurance Service Center:  P.O. Box 9025,
                                  Springfield, Massachusetts 01102-9025
                                 --------------------------------------------------------------------------------------------------
                                  INSURED NO. 1       RICHARD ROE
                                  INSURED NO. 2       JANE ROE
                                  NO. 1 ISSUE
                                    AGE/SEX           35 Male              NO.2 ISSUE AGE/SEX           35 Female
                                  INITIAL PREMIUM     $ $10,000.00         INITIAL FACE AMOUNT          $ $56,358
                                  ISSUE DATE          Nov. 30, 1990        POLICY NUMBER                SPECIMEN
                                  POLICY DATE         Nov. 28, 1990        UNDERWRITING CLASS           STANDARD-
                                                                                                        SIMPLIFIED

                                  MODIFIED FLEXIBLE PREMIUM JOINT AND LAST SURVIVOR VARIABLE LIFE INSURANCE POLICY

                                  This policy is a legal contract between its owner and us.  Please read it carefully.  In this policy, the word you refers to the insured shown in Policy Schedule 1.  We refers to ML Life
                                  Insurance Company of New York ("ML of New York").

-----------------------------------------------------------------------------------------------------------------------------------
 DEATH BENEFIT PROVIDED BY THIS   We will pay the death benefit proceeds to the beneficiary when we receive proof of your death.
 POLICY
                                  At issue, the death benefit equals this policy's initial face amount.  Afterwards, the death benefit may increase or decrease on any day, depending on this policy's investment results but will never be less than this policy's face amount.  The duration for which the death benefit is in effect may vary with the investment results but will never be less than this policy's
                                  Guarantee Period.  For details on death benefit proceeds and the Guarantee Period see
                                  INSURANCE BENEFITS.
-----------------------------------------------------------------------------------------------------------------------------------
 CASH VALUE BENEFITS PROVIDED BY  During your lifetime while this policy is in effect, we provide cash value benefits and other
 THIS POLICY                      important rights as described in this policy.

                                  The cash surrender value may increase or decrease on any day, depending on the investment results for this policy.  No minimum amount is guaranteed.  See POLICY BENEFITS FOR THE OWNER for information on cash surrender values.
-----------------------------------------------------------------------------------------------------------------------------------
 INVESTMENT RESULTS FOR THIS      The owner can allocate this policy's total investment base among investment divisions.  Each
 POLICY                           division invests in a designated investment portfolio.  Cash surrender values and death benefits may increase or decrease depending on the investment experience of the divisions, the allocation of the policy's investment base among the divisions and the timing and amount of all premiums. See HOW VARIABLE LIFE INSURANCE WORKS FOR DETAILS.
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





                                    SPECIMEN

SCH1                                 - 1 -                   POLICY SCHEDULE 1

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 RIGHT TO EXAMINE THIS POLICY     This policy may be returned on or before the end of the free look period.  That period ends 10 days after the owner receives this policy.  Mail or delivery this policy to us or to the agent who sold it.  The returned policy will be treated as if we never issued it.  We'll promptly return any premium paid.

                                  /s/   BARRY G. SKOLNICK                          /s/  ALLEN JONES
                                  --------------------------                     ----------------------
                                          Barry G. Skolnick                            Allen Jones
                                             Secretary                                  President
---------------------------------------------------------------------------------------------------------------------------------
 MODIFIED FLEXIBLE PREMIUM JOINT  Variable life insurance payable upon death of insured.  Death benefit subject to guaranteed
 AND LAST SURVIVOR VARIABLE LIFE  minimum during Guarantee Period. Guaranteed minimum is policy's face amount.  Flexible
 INSURANCE POLICY                 premiums. Non-participating.  Investment results reflected in policy benefits.
---------------------------------------------------------------------------------------------------------------------------------





                                    SPECIMEN

SCH1                                 - 2 -                   POLICY SCHEDULE 1

                                POLICY CONTENTS





                                 ---------------------------------------------------------------------------------------------------
                                  POLICY SCHEDULES
                                 ---------------------------------------------------------------------------------------------------


                                          Premiums                                                              Policy Schedule 1

                                          Policy Facts                                                                          2

                                          Charges and Fees for This Policy                                                      3

                                          Table of Net Single Premium Factors                                                   4

                                          Table of Guaranteed Maximum Cost of Insurance Rates                                   5

                                          The Separate Account                                                                  6

                                  INTRODUCTION TO THIS POLICY                                                              PAGE 3

                                  PREMIUM PAYMENTS                                                                              4

                                  HOW VARIABLE LIFE INSURANCE WORKS                                                             6

                                  POLICY BENEFITS FOR THE OWNER                                                                10

                                  INSURANCE BENEFITS                                                                           13

                                  CHOOSING AN INCOME PLAN                                                                      15

                                  OTHER IMPORTANT INFORMATION                                                                  18


                                  A copy of the application(s) and any additional benefit riders and endorsements are at the back of this policy.



------------------------------------------------------------------------------------------------------------------------------------
 Policy Schedules                 The Policy Schedules come right after this page.  They give specific facts about this policy and its coverage.  Please refer to them while reading this policy.
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





                                    SPECIMEN

SCH1                                 - 3 -                   POLICY SCHEDULE 1

------------------------------------------------------------------------------------------------------------------------------------
                                    POLICY SCHEDULE 1


                   INSURED NO. 1    RICHARD ROE
                   INSURED NO. 2    JANE ROE
             NO. 1 ISSUE AGE/SEX    35 Male             NO. 2 ISSUE AGE/SEX       35 Female
                 INITIAL PREMIUM    $10,000.00          INITIAL FACE AMOUNT       $  56,358
                      ISSUE DATE    Nov. 30, 1990       POLICY NUMBER             SPECIMEN
                     POLICY DATE    Nov. 28, 1990       UNDERWRITING              Standard
                                                        CLASS                     Simplified



                                    PREMIUMS
------------------------------------------------------------------------------------------------------------------------------------
 Premium Payments                   Initial premium paid with application $10,000.00

------------------------------------------------------------------------------------------------------------------------------------
 Allocation Information             Allocation of total investment base on policy date:

                                                                          Total
                                                                       Investment
                                          Division                        Base
                                          --------                     ----------
                                          MONEY RESERVE                 $10,000.00
                                          Total                         $10,000.00
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





                                    SPECIMEN

SCH1                                 - 1 -                   POLICY SCHEDULE 1

------------------------------------------------------------------------------------------------------------------------------------

                                     POLICY SCHEDULE 1


                   INSURED NO. 1     RICHARD ROE
                   INSURED NO. 2     JANE ROE
             No. 1 ISSUE AGE/SEX     35 Male                  NO. 2 ISSUE AGE/SEX               35 Female
                 INITIAL PREMIUM     $2,000.00                INITIAL FACE AMOUNT               $ 56,600.00
                      ISSUE DATE     Nov. 30, 1990            POLICY NUMBER                     SPECIMEN
                     POLICY DATE     Nov. 28, 1990            UNDERWRITING                      Standard
                                                              CLASS                             Simplified

                                     PREMIUMS

------------------------------------------------------------------------------------------------------------------------------------
 Premium Payments                    Initial premium paid with application $2,000.00

                                     Planned periodic premiums of $2,000.00 have been elected.  They may be paid starting November
                                     28, 1991 and annually thereafter through November 28, 1996.

------------------------------------------------------------------------------------------------------------------------------------
 Allocation Information              Allocation of total investment base on policy date:

                                                                             Total
                                                                          Investment
                                          Division                           Base
                                          --------                         ---------
                                          MONEY RESERVE                    $2,000.00
                                          Total                            $2,000.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                  POLICY SCHEDULE 2


                INSURED NO. 1     RICHARD ROE
                INSURED NO. 2     JANE ROE
          NO. 1 ISSUE AGE/SEX     35 Male                  NO. 2 ISSUE AGE/SEX            35 Female
              INITIAL PREMIUM     $10,000.00               INITIAL FACE AMOUNT            $ 56,358
                   ISSUE DATE     Nov. 30, 1990            POLICY NUMBER                  SPECIMEN
                  POLICY DATE     Nov. 28, 1990            UNDERWRITING                   Standard
                                                           CLASS                          Simplified


                                  POLICY FACTS
------------------------------------------------------------------------------------------------------------------------------------
 Owner                            Owner of this policy on the issue date is:
                                  RICHARD ROE

------------------------------------------------------------------------------------------------------------------------------------
 Policy Processing Date           Policy processing dates are the policy date and the days when we deduct charges and are on the same day of the month as the policy date at the end of each successive 3 month period.

 Policy Processing Period         A policy processing period is the period between successive policy processing dates.

------------------------------------------------------------------------------------------------------------------------------------
 Investment Base - Allocation     Maximum number of divisions to be allocated at any one time is 5.
 Rules                            Number of allocation changes per year is unlimited.  We reserve the right to limit the number of changes, but in no event to less than 5 per year.
                                  No allocation changes are allowed during the free look period.

------------------------------------------------------------------------------------------------------------------------------------
 Maturity Date of an Investment   On the maturity date of an investment division, amounts in that division will be allocated to
 Division                         the Money Reserve division, unless otherwise specified by owner.

------------------------------------------------------------------------------------------------------------------------------------
 Additional Premiums - Other      Maximum attained age of insured at time of payment is 80.
 than Planned Periodic Premiums   Minimum additional premium is $200.
                                  Number of additional premium payments permitted per year is 4.

------------------------------------------------------------------------------------------------------------------------------------
 Grace Period                     The Grace Amount is equal to the charges that were due on the policy processing date on which we determined that the cash surrender value was insufficient.

------------------------------------------------------------------------------------------------------------------------------------
 Reinstatement                    The reinstatement premium is the minimum premium for which we would then issue this policy based on your attained age and underwriting class as of the effective date of the reinstated
                                  policy.
------------------------------------------------------------------------------------------------------------------------------------





                                    SPECIMEN

SCH1                                 - 3 -                   POLICY SCHEDULE 1

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 Changing the Face Amount         Maximum attained age of insured at time of change is 80.
                                  Minimum change in face amount is $10,000.
                                  Number of changes permitted per year is 1.

------------------------------------------------------------------------------------------------------------------------------------
 Policy Loan                      Loan value is 90% of the cash surrender value.  Minimum loan amount is $200 (except when used to pay premiums on another ML of New York policy).
                                  Minimum repayment amount is $200.
                                  Loan interest rate is 6.00% per year.
------------------------------------------------------------------------------------------------------------------------------------





                                    SPECIMEN

SCH1                                 - 4 -                   POLICY SCHEDULE 1

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                                  POLICY SCHEDULE 2
                                  (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
 Initial Guarantee Period         The initial Guarantee Period is for the life of the insured.
------------------------------------------------------------------------------------------------------------------------------------

 Maturity Date of This Policy     The maturity date of this policy is the policy anniversary nearest the younger insured's 100th birthday.

------------------------------------------------------------------------------------------------------------------------------------
 Interest Rate and Mortality      1980 CSD Mortality Table (Male and Female)
 Table used in Our Computations
                                  Interest at 4.00% per year

------------------------------------------------------------------------------------------------------------------------------------
 Policy Riders, if any            None
------------------------------------------------------------------------------------------------------------------------------------





                                    SPECIMEN

SCH1                                 - 5 -                   POLICY SCHEDULE 1

------------------------------------------------------------------------------------------------------------------------------------
                                    POLICY SCHEDULE 3

                   INSURED NO. 1    RICHARD ROE
                   INSURED NO. 2    JANE ROE
             NO. 1 ISSUE AGE/SEX    35 Male                   NO. 2 ISSUE AGE/SEX               35 Female
                 INITIAL PREMIUM    $10,000.00                INITIAL FACE AMOUNT               $ 56,358
                      ISSUE DATE    Nov. 30, 1990             POLICY NUMBER                     SPECIMEN
                     POLICY DATE    Nov. 28, 1990             UNDERWRITING                      Standard
                                                              CLASS                             Simplified


                                    CHARGES AND FEES FOR THIS POLICY
------------------------------------------------------------------------------------------------------------------------------------

 Premium Loading Deducted Before    None
 Allocation
------------------------------------------------------------------------------------------------------------------------------------

 Basic Policy Charges and Fees      Mortality Cost:
 Deducted from the Investment           - Guaranteed maximum cost of insurance rates per $1,000 are
 Base                                     shown in Policy Schedule 5.

                                    Administrative Fees:
                                        - None

                                    Annual Recovery of Deferred Policy Loading:
                                        - Initial Premium:  1.10% of initial premium deducted
                                            annually on the first through tenth policy anniversaries.
                                        - Additional Premiums:  1.10% of each additional premium
                                            deducted annually on the first through tenth policy
                                            anniversaries following receipt and acceptance of the additional premium.

                                    Loan Charge:
                                        - This is the difference between the loan interest rate
                                            and the rate we credit to borrowed funds and will be a maximum of 2.00% of the policy debt deducted annually.

------------------------------------------------------------------------------------------------------------------------------------
 Charges Deducted from Divisions    Asset Charge:
 in the Separate Account                - daily charge of .002477% (equivalent to .90% annually in advance).

                                    Trust Charge:
                                        - daily charge of .000933% (equivalent to .34% annually in advance).

                                        We reserve the right to increase the Trust Charge but in no event above .001373%
                                        (equivalent to .50% annually in advance).

------------------------------------------------------------------------------------------------------------------------------------
 Rider Charges Deducted from the    None
 Investment Base
------------------------------------------------------------------------------------------------------------------------------------





                                    SPECIMEN

SCH2(NY-1)FPLS                       - 6 -                   POLICY SCHEDULE 2

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 Other Rider Charges              None

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





                                    SPECIMEN

SCH2(NY-1)FPLS                       - 7 -                    POLICY SCHEDULE 2

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                                  POLICY SCHEDULE 3
                                  (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
 Deferred Policy Loading          The amount of Deferred Policy Loading applicable during a policy year is deducted from this policy's investment base in calculating its cash surrender value.

                                  Initial Premium

                                  The maximum amount of the Deferred Policy Loading attributable to the initial premium is:

                                      During               As % of               During               As % of
                                      Policy               Initial               Policy               Initial
                                       Year                Premium                Year                Premium
                                      ------               -------               ------               -------

                                          1                  11.00%                 6                  5.50%
                                          2                  9.90                   7                  4.40
                                          3                  8.80                   8                  3.30
                                          4                  7.70                   9                  2.20
                                          5                  6.60                   10                 1.10
                                                                                    11+                   0

                                  Policy year is measured from the policy date.

                                  Additional Premiums

                                  The maximum increase in the amount of the Deferred Policy Loading attributable to the initial premium is:


                                      Additional             As % of Each           Additional           As % of Each
                                       Premium                Additional             Premium              Additional
                                         Year                  Premium                 Year                Premium
                                      ----------             ------------           ----------           ------------

                                             1                  11.00%                   6                    5.50%
                                             2                  9.90                     7                    4.40
                                             3                  8.80                     8                    3.30
                                             4                  7.70                     9                    2.20
                                             5                  6.60                     10                   1.10
                                                                                         11+                     0


                                  *Additional premium year 1 is the period from the date we receive and accept an additional premium to the next policy anniversary. Additional premium years 2 through 10 are the full policy years thereafter.


------------------------------------------------------------------------------------------------------------------------------------





                                    SPECIMEN

SCH2(NY-1)FPLS                       - 8 -                    POLICY SCHEDULE 2

------------------------------------------------------------------------------------------------------------------------------------
                               POLICY SCHEDULE 4

     INSURED NO. 1  RICHARD ROE            ISSUE AGE/SEX     35 Male
     INSURED NO. 2  JANE ROE               ISSUE AGE/SEX     35 Female
------------------------------------------------------------------------------------------------------------------------------------
                      TABLE OF NET SINGLE PREMIUM FACTORS

                  (Factors Per $1.00 of Cash Surrender Value)


   Policy                            Policy                      Policy
   Year          Factor               Year        Factor          Year             Factor
 --------        ------             --------      ------       ---------          ------

      1           6.19321              26         2.39682          51              1.21408
      2           5.95512              27         2.31367          52              1.19636
      3           5.72639              28         2.23419          53              1.18011
      4           5.50667              29         2.15833          54              1.16513
      5           5.29563              30         2.08604          55              1.15119

      6           5.09295              31         2.01723          56              1.13805
      7           4.89833              32         1.95182          57              1.12545
      8           4.71148              33         1.88963          58              1.11312
      9           4.53211              34         1.83051          59              1.10076
     10           4.35996              35         1.77426          60              1.08806

     11           4.19474              36         1.72075          61              1.07472
     12           4.03620              37         1.66991          62              1.06068
     13           3.88410              38         1.62171          63              1.04616
     14           3.73818              39         1.57618          64              1.03201
     15           3.59821              40         1.53338          65              1.02207

     16           3.46399              41         1.49329
     17           3.33531              42         1.45582
     18           3.31198              43         1.42087
     19           3.09381              44         1.38825
     20           2.98065              45         1.35773

     21           2.87233              46         1.32918
     22           2.76867              47         1.30249
     23           2.66949              48         1.27763
     24           2.57458              49         1.25461
     25           2.48374              50         1.23346


 On policy processing dates not shown, we will determine the Net Single Premium
 Factor in a consistent manner with allowance for time elapsed.

 The Net Single Premium Factor on a date during a policy processing period is determined by interpolating between the factors for the policy processing date immediately preceding and immediately following that date.


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




                                    SPECIMEN

SCH3(NY-1)FPLS                        - 9 -                   POLICY SCHEDULE 3

------------------------------------------------------------------------------------------------------------------------------------
                                  POLICY SCHEDULE 5


     INSURED NO. 1    RICHARD ROE                 ISSUE AGE/SEX     35 Male
     INSURED NO. 2    JANE ROE                    ISSUE AGE/SEX     35 Female


              TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES

               (Quarterly Rates per $1.000 of Net Amount at Risk)


       Policy                         Policy                             Policy
       Year          Rate              Year             Rate              Year             Rate
      --------       ----            --------           ----            --------           ----

        1         $ 0.00088            26           $ 0.72225              51          $ 30.29406
        2           0.00284            27             0.83778              52            34.48083
        3           0.00521            28             0.97778              53            39.00725
        4           0.00809            29             1.14854              54            43.85464
        5           0.01167            30             1.35167              55            49.05260

        6           0.01608            31             1.58955              56            54.66632
        7           0.02157            32             1.85966              57            60.79119
        8           0.02814            33             2.16332              58            67.63945
        9           0.03591            34             2.49953              59            75.63816
       10           0.04495            35             2.87919              60            85.75820

       11           0.05575            36             3.32334              61            100.48853
       12           0.06817            37             3.85309              62            125.22929
       13           0.08252            38             4.49561              63            174.93869
       14           0.09935            39             5.28062              64            305.59639
       15           0.11909            40             6.21686              65            333.33333

       16           0.14222            41             7.30301
       17           0.16950            42             8.54562
       18           0.20179            43             9.92887
       19           0.24036            44             11.45385
       20           0.28595            45             13.15722

       21           0.33860            46             15.09678
       22           0.39864            47             17.34004
       23           0.46555            48             19.95176
       24           0.53987            49             23.00385
       25           0.62477            50             26.45515
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





                                    SPECIMEN

SCH3(NY-1)FPLS                      - 10 -                    POLICY SCHEDULE 3

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                                  POLICY SCHEDULE 6




                                  THE SEPARATE ACCOUNT
------------------------------------------------------------------------------------------------------------------------------------
 THE SEPARATE ACCOUNT             The Separate Account is ML Variable Life Separate Account II which is organized in and governed by the laws of New York, our state of domicile.  The Separate Account is divided into investment divisions.

 INVESTMENT DIVISIONS INVESTING   Each investment division listed below invests in shares of the mutual fund portfolio
 IN SHARES OF A MUTUAL FUND       designated.  Each portfolio is a part of the Merrill Lynch Series Fund, Inc., managed by
                                  Merrill Lynch Asset Management, Inc., which is a subsidiary of Merrill Lynch & Co., Inc.

 MONEY RESERVE DIVISION           MONEY RESERVE PORTFOLIO
                                  Objective                           Preservation of capital, liquidity and a high level of
                                                                      current income consistent with these objectives.

                                  Investments                         Money market instruments including: short term U.S.
                                                                      government securities, government agency securities, bank
                                                                      money instruments, prime commercial paper and high grade
                                                                      short term corporate obligations.

                                  Term                                Substantially all issues maturing in less than 1 year.


 GOVERNMENT BOND DIVISION         INTERMEDIATE GOVERNMENT BOND PORTFOLIO
                                  Objective                           Highest possible income while protecting capital.

                                  Investments                         Debt securities of the U.S. government or its agencies.

                                  Term                                Generally securities maturing in an average of 6 to 8
                                                                      years.  Maximum maturity will not exceed 15 years.


 CORPORATE BOND DIVISION          LONG TERM CORPORATE BOND PORTFOLIO
                                  Objective                           High current income.

                                  Investments                         Primarily high quality fixed income corporate bonds.

                                  Term                                Generally corporate bonds maturing in more than 15 years.


 HIGH YIELD DIVISION              HIGH YIELD PORTFOLIO
                                  Objective                           Highest current income.

                                  Investments                         Primarily fixed income securities rated in the lower
                                                                      categories of the established rating services.





                                    SPECIMEN

SCH4                                 - 11 -                   POLICY SCHEDULE 4

 CAPITAL STOCK DIVISION           CAPITAL STOCK PORTFOLIO
                                  Objective                           Long term growth of capital and income, plus reasonable
                                                                      current income.

                                  Investments                         Common stocks of good or improving quality thought to be
                                                                      undervalued.  Cash reserves including government and money market securities will be used as management considers
                                                                      appropriate.





                                   SPECIMEN

SCH5                                - 12 -                    POLICY SCHEDULE 5

                                  POLICY SCHEDULE 6 (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
 GROWTH STOCK DIVISION            GROWTH STOCK PORTFOLIO
                                  Objective                           Above average long term growth of capital.  Current income not a major consideration.

                                  Investments                         Primarily common stocks of aggressive growth companies
                                                                      considered to have special growth potential.

 GLOBAL STRATEGY DIVISION         GLOBAL STRATEGY PORTFOLIO
                                  Objective                           High total investment return.

                                  Investments                         Primarily a diversified portfolio of equity and fixed
                                                                      income securities of U.S. and foreign issuers.

 MULTIPLE STRATEGY DIVISION       MULTIPLE STRATEGY PORTFOLIO
                                  Objective                           Highest total investment return consistent with prudent
                                                                      risk through fully managed investment policy.

                                  Investments                         May, at any given time, be substantially invested in
                                                                      equity securities, bonds and notes or money market
                                                                      securities.


 NATURAL RESOURCES DIVISION       NATURAL RESOURCES PORTFOLIO
                                  Objective                           Long term growth and protection of capital.

                                  Investments                         Equity securities of domestic and foreign companies with
                                                                      substantial natural resource assets.

 BALANCED DIVISION                BALANCED PORTFOLIO
                                  Objective                           Current income as well as capital appreciation.

                                  Investments                         Balanced portfolio of fixed income and equity securities.





                                    SPECIMEN

SCH5                                 - 13 -          POLICY SCHEDULE 5

 INVESTMENT DIVISIONS INVESTING   Each investment division listed below invests in units of a unit investment trust.  Each trust
 IN UNITS OF A UNIT INVESTMENT    is a part of The Merrill Lynch Fund of Stripped ("Zero") U.S. Treasury Securities, Series A
 TRUST                            through F, and is sponsored by Merrill Lynch, Pierce, Fenner & Smith Incorporated, which is a subsidiary of Merrill Lynch & Co., Inc.

                                  The objective and investments listed below apply to all trusts. The maturity date is specified for each.

                                  Objective                           To provide safety of capital and a high yield to maturity.

                                  Investments                         Bearer debt obligations of the United States of America
                                                                      which have been stripped of their unmatured interest
                                                                      coupons, coupons stripped from debt obligations of the
                                                                      United States of America and receipts and certificates for such stripped debt obligations and stripped coupons.

                                  Maturity Date                       Please refer to the prospectus for the fixed maturity
                                                                      dates.





                                    SPECIMEN

SCH6A(NY)                            - 14 -          POLICY SCHEDULE 6    10/89

--------------------------------------------------------------------------------


 NOTE: PLEASE REFER TO THE PROSPECTUSES FOR THE POLICY, THE MERRILL LYNCH SERIES FUND, INC., AND THE MERRILL LYNCH FUND OF STRIPPED ("ZERO") U.S. TREASURY SECURITIES, SERIES A THROUGH F, FOR MORE DETAILS.

--------------------------------------------------------------------------------




                                    SPECIMEN

SCH6A(NY)                            - 15 -          POLICY SCHEDULE 6    10/89

------------------------------------------------------------------------------------------------------------------------------------
                                  INTRODUCTION TO THIS POLICY

                                  This policy insures your lives.  Your are also the owner of this policy unless another owner has been named in the application. The owner is shown in Policy Schedule 2.  The owner has the rights and options described in this policy.

------------------------------------------------------------------------------------------------------------------------------------

 THIS POLICY IS A CONTRACT        This policy is a contract between its owner and us.  We provide insurance coverage and other benefits as stated in this policy. We do this in return for a completed application and payment of the initial premium.
                                  Whenever we use the word policy, we mean the entire contract.  The entire contract consists of:
                                      -     the basic policy;
                                      -     the attached copy of the initial application;
                                      -     all subsequent applications to change the basic policy; and
                                      -     any riders or endorsements.
                                  Riders and endorsements add provisions or change the terms of the basic policy.

------------------------------------------------------------------------------------------------------------------------------------

 DATES AND AGES REFERRED TO IN    The following dates and the issue age are shown in the Policy Schedule 1.
 THIS POLICY                      Date of Issue
                                  This is the date this policy is issued at our Service Center.  The contestable and suicide periods are measured from this date.

                                  Policy Date
                                  This date is used to determine policy processing dates, policy years and anniversaries.  The policy date may or may not be the same as the date of issue.

                                  Issue Age
                                  For each insured, this is your age on your birthday nearest the policy date.

                                  Attained Age
                                  For each insured, this is your issue age plus the number of full years elapsed since the policy date.

------------------------------------------------------------------------------------------------------------------------------------
 RIGHT TO NAME A CONTINGENT       The owner may name a contingent owner.  The owner may want to do this in case he or she dies
 OWNER                            before a death benefit is payable under this policy.  Ownership of this policy would then pass to the contingent owner.  If there's no contingent owner, ownership would pass to the deceased owner's estate.

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





                                    SPECIMEN

SCH6A(NY)                            - 16 -          POLICY SCHEDULE 6    10/89

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 THE BENEFICIARY                  The beneficiary is the person to whom we pay the proceeds upon the death of the last surviving insured.  We pay the proceeds to the primary beneficiary.  If the primary beneficiary (whether or not irrevocable) has died, the proceeds are paid to any contingent beneficiary.  If there is no surviving beneficiary, we pay the proceeds to the estate of the last surviving insured.
                                  Two or more persons may be named as primary beneficiaries or contingent beneficiaries.  In that case, we will assume the proceeds are to be paid in equal shares to the surviving beneficiaries.  The owner can specify other than equal shares.
                                  The owner can reserve the right to change beneficiaries unless the designation of the primary beneficiary has been made irrevocable. If an irrevocable beneficiary has been designated, the owner and irrevocable beneficiary must act together to exercise the rights and options under this policy.
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                                    SPECIMEN

MFPLS87(NY)                          - 17 -

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 CHANGE OF OWNER OR BENEFICIARY   During either insured's lifetime the owner can transfer ownership of this policy and change the beneficiary.  To do this, the owner must send us written notice of change in a form satisfactory to us.  The change will take effect as of the day the notice is signed.  But the change will not affect any payment made or action taken by us before receipt of the notice of the change at our Service Center.

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 SENDING NOTICE TO US             Any written notices or requests should be sent to our Service Center.  The address is shown on the front of this policy.  Please include your names, policy number, and, if another owner has been named, the name of the owner.

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                                    SPECIMEN

MFPLS87(NY)                          - 18 -

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                                  PREMIUM PAYMENTS

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 WHEN TO PAY PREMIUMS             Payment of the initial premium is required to put this policy in effect.  The amount of the initial premium is shown in Policy Schedule 1.  After that, the owner may pay additional premiums under this policy.  See Additional Premiums.

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 WHERE TO PAY PREMIUMS            Pay the premiums to our Service Center.  On request we'll give a receipt signed by our treasurer.

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                                    SPECIMEN

MFPLS87(NY)                          - 19 -

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 ADDITIONAL PREMIUMS              If both insureds are alive, the owner may pay additional premiums under this policy after the end of the free look period.  To make an additional premium payment, the owner must provide us with satisfactory notice at our Service Center.  This may be subject to evidence of insurability based on our underwriting rules. Additional premiums may be paid under a periodic plan subject to our rules.  See Guarantee of Insurability Rider.  Unless otherwise specified by the owner, we will send reminder notices for the planned periodic premiums.  Additional premiums, other than planned periodic premiums, are subject to the restrictions shown in
                                  Policy Schedule 2.  We reserve the right to return any additional premiums that would cause this policy to fail to qualify as life insurance under applicable tax laws as interpreted by
                                  us.

                                  The amount and frequency of any planned periodic premiums elected in the initial application are shown in Policy Schedule 1. Subject to our rules, the owner may change the frequency and amount of planned periodic premiums by providing us with satisfactory notice at our Service
                                  Center.  We may require satisfactory evidence of insurability and that both insureds are alive before we permit the owner to increase the amount of planned periodic premiums.
                                  Unless otherwise specified by the owner, if there is any policy debt, any additional premiums paid, other than planned periodic premiums, will be used first as a loan repayment with any excess applied as an additional premium.  See Policy Loans.

                                  As of the date we receive and accept any additional premium:
                                      -     The Variable Insurance Amount will reflect this payment.
                                      -     The deferred policy loading in the policy year of payment will increase.  Such increase will be recovered in level installations from this policy's investment base.  See Policy Schedule 3 for details.
                                      -     The fixed base will increase by the amount of the payment less any premium loading deducted before allocation and less any deferred policy loading applicable to such payment as shown in Policy Schedule 3.

                                  As of the policy processing date on or next following the date of receipt and acceptance of the additional premium the guaranteed benefits will increase.  See How We Determine The
                                  Guarantee Period and Face Amount.
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                                    SPECIMEN

MFPLS87(NY)                         - 20 -

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 GRACE PERIOD                     After the end of the Guaranteed Period, we will terminate this policy on any policy processing date if the cash surrender value on such policy processing date is negative.  This negative cash surrender value will be considered as an overdue charge as of such policy processing date.  We will not terminate this policy due to a negative cash surrender value until the end of the grace period.

                                  The grace period will end 61 days after we mail a notice that we may terminate this policy because of insufficient cash surrender value.  To avoid termination, the owner must pay us at least the grace amount shown in Policy Schedule 2.  This amount will be specified on the notice we send.  If the last surviving insured dies during the grace period, we will pay the beneficiary the insurance benefits as described in Proceeds Payable to The Beneficiary.


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 HOW TO REINSTATE THIS POLICY     If we have terminated this policy at the end of the grace period, the owner may reinstate neither insured died between the date we terminated this policy and the effective date of reinstatement if:

                                      -     The owner asks for reinstatement within three (3) years after the end of the grace period;
                                      -     We receive satisfactory evidence of your insurability; and
                                      -     The owner pays us at least the reinstatement premium shown in Policy Schedule 2.

                                  The effective date of the reinstated policy will be the policy processing date on or next following the date we approve your reinstatement application.

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                                    SPECIMEN

MFPLS87(NY)                         - 21 -

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                       HOW VARIABLE LIFE INSURANCE WORKS

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 THE SEPARATE ACCOUNT             The variable life insurance benefits under this policy are provided through investments we make in the separate account designated in Policy Schedule 6.  This account is kept separate from our general account and any other separate accounts we may have.  It is used to support variable life insurance policies and may be used for other purposes permitted by applicable laws and regulations.  We own the assets in the separate account.  Assets equal to the reserves and other liabilities of the account won't be charged with liabilities that arise from any other business we conduct.  But we may transfer to our general account assets which exceed the reserves and other liabilities of the separate account.

                                  The separate account will invest in mutual funds, unit investment trusts and other investment portfolios which we determine to be suitable for this policy's purposes.  The separate account is treated as a unit investment trust under Federal securities laws. It is registered with the
                                  Securities and Exchange Commission (SEC) under the Investment Company Act of 1940.  The separate account is also governed by state laws as designated in Policy Schedule 6.

                                  Income, realized and unrealized gains or losses from assets in the separate account are credited to or charged against the account without regard to other income, gains or losses in our other investment accounts.


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 INVESTMENT DIVISIONS             The separate account is divided into investment divisions.  Each investment division invests in a designated investment portfolio. The divisions and the investment portfolio's in which they invest are specified in Policy Schedule 6.  Some of the portfolios designated may be managed by a separate investment adviser.  Such adviser is registered under the Investment
                                  Advisers Act of 1940.

                                  Each investment division will be valued at the end of each valuation period.  A VALUATION
                                  PERIOD is each business day together with any non-business days before it.  A BUSINESS DAY for a division is any day the New York Stock Exchange (NYSE) is open for trading, or any day in which the SEC requires that the mutual funds, unit investment trusts or other investment portfolios be valued.

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                                    SPECIMEN

MFPLS87(NY)                          - 22 -

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 CHANGES WITHIN THE SEPARATE      We may from time to time make additional investment divisions available.  These divisions will
 ACCOUNT                          invest in investment portfolios we find suitable for this policy.  We also have the right to eliminate investment divisions from the separate account, to combine two or more investment divisions, or to substitute a new portfolio for the portfolio in which an investment division invests.  A substitution may become necessary if, in our judgment, a portfolio no longer suits the purposes of this policy.  This may happen due to a change in laws or regulations, or a change in a portfolio's investment objectives or restrictions, or because the portfolio is no longer available for investment, or for some other reason.  We would get prior approval from the insurance department of our state of domicile before making such a substitution.  We would also get prior approval from the SEC and any other required approvals before making such a substitution.

                                  Subject to any required regulatory approvals, we reserve the right to transfer assets of the separate account or of an investment division, which we determine to be associated with the class of policies to which this policy belongs, to another separate account or investment division.

                                  When permitted by law, we reserve the right to:

                                      -     deregister the separate account under the Investment Company Act of 1940;
                                      -     operate the separate account as a management company under the Investment Company
                                            Act of 1940;
                                      -     restrict or eliminate any voting rights of policyowners, or other persons who have voting rights as to the separate account; and
                                      -     combine the separate account with other separate accounts.


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 TOTAL INVESTMENT BASE            The TOTAL INVESTMENT BASE is the amount that this policy provides for investment at any time.
                                  It is the sum of the investment base in each of the investment divisions.  The owner selects the divisions to which to allocate the total investment base.  The maximum number of divisions to which the total investment base may be allocated at any one time is shown in Policy
                                  Schedule 2.

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                                    SPECIMEN

MFPLS87(NY)                         - 23 -

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 INVESTMENT BASE IN EACH          ON THE POLICY DATE
 INVESTMENT DIVISION              On the policy date, the total investment base is allocated among the divisions as shown in
                                  Policy Schedule 1.

                                  ON EACH SUBSEQUENT BUSINESS DAY
                                  On each subsequent business day, the investment base in each division is an amount calculated as follows:
                                   (1)  We take the investment base in the division at the end of the preceding valuation period.
                                   (2)  We multiply (1) by the division's net rate of return for the current valuation period.
                                   (3)  We add (1) and (2).
                                   (4)  We add to (3) any premiums allocated to the division during the current valuation period less any premium loading
                                        deducted before allocation as shown in Policy Schedule 3.
                                   (5)  We add to (4) any loan repayments received and subtract from
                                        (4) any borrowed amounts which are allocated to the division during the current valuation period.
                                   (6)  If the business day is policy processing date, we subtract from (5) the amounts allocated to that division for:
                                                   (a)      mortality costs;
                                                   (b)      administrative fees;
                                                   (c)      any other fees we describe in Policy Schedule 3; and
                                                   (d)      any rider charges deducted from the investment base.

                                        If a policy processing date is on a policy anniversary, we also subtract:
                                                   (e)      any annual recovery of deferred policy loading; and
                                                   (f)      any net loan cost.
                                        All amounts in (6) will be allocated to each division in the proportion that (3) bears to the total investment base.

                                   (7)  If the charges in (6) exceed the amount in (5), we will first calculate the cash surrender value to determine the amount of any overdue charges and then set the investment base in each division to zero.


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 FIXED BASE                       The FIXED BASE on the policy date of this policy equals this policy's cash surrender value.
                                  Thereafter, the fixed base is calculated in the same manner as the cash surrender value except that all calculations will be based on the guaranteed maximum cost of insurance rates shown in
                                  Policy Schedule 5 and the interest rate used in our computations shown in Policy Schedule 2.
                                  The fixed base calculation does not reflect policy loans and repayments.

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                                    SPECIMEN

MFPLS87(NY)                          - 24 -

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 CHARGES DEDUCTED FROM             MORTALITY COST
 INVESTMENT BASE ON EACH POLICY
 PROCESSING DATE AFTER THE         We will determine the mortality cost on each policy processing date after the policy date as
 POLICY DATE                       follows:

                                   (1) We determine the policy's NET AMOUNT AT RISK as of the previous policy processing date, which is equal to:
                                          (a)       the death benefit as of such previous policy processing date, less
                                          (b)       the cash surrender value as of such previous policy processing date.
                                   (2)    We adjust (1) for interest at the rate used in our computations which is shown in
                                          Policy Schedule 2 to reflect that:
                                          (a)       we assume claims are paid immediately upon the death of the last, surviving insured, and
                                          (b)       we deduct the mortality cost at the end of a policy processing period.
                                   (3)    We divide (2) by $1,000.
                                   (4)    We determine the CURRENT COST OF INSURANCE RATE per $1,000 based on the policy year, sexes and underwriting classes of both insureds and the value of (3) above.
                                          If your underwriting class changes as a result of a change in face amount requested by the owner or an additional premium payment, we will determine the current cost of insurance rate per $1,000 separately for increases in death benefit after the effective date of such increase.
                                   (5)    We multiply (3) by (4).
                                          In no event will (5) be greater than the amount determined by substituting the fixed base as of the previous policy processing date for the amount of cash surrender value in (1)(b) above and the guaranteed maximum cost of insurance rate per $1,000 for the current cost of insurance rate per $1,000 in (4).

                                   We may change the current cost of insurance rates per $1,000 from time to time.  Any change in the current rates will be as described in CHANGES IN POLICY COST FACTORS.  They will never be more than the guaranteed maximum cost of insurance rates per $1,000 shown in Policy Schedule
                                   5.

                                   OTHER DEDUCTIONS
                                   Administrative and other fees and the annual recovery of deferred policy loading are shown in
                                   Policy Schedule 3.  The annual recovery of deferred policy loading will be increased if additional premiums are paid.  See ADDITIONAL PREMIUMS.  The net loan cost is described in the
                                   POLICY LOANS provision.  The cost of any benefits from riders is shown in Policy Schedule 3.

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                                    SPECIMEN

MFPLS87(NY)                          - 25 -

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 ALLOCATION OF ADDITIONAL         As of the date we receive and accept an additional premium payment, the increase in the total
 PREMIUMS                         investment base will be allocated among the investment divisions in accordance with instructions from the owner.  If no such instructions are received by us, allocation will be among the investment divisions in proportion to the investment base in each division as of the date we receive and accept the premium.


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 OWNER'S RIGHT TO CHANGE          The owner can change the allocation of the total investment base among the investment
 ALLOCATION OF TOTAL INVESTMENT   divisions.  The number of changes each year that we will allow is shown in Policy Schedule 2.
 BASE                             To make a change, the owner must provide us with satisfactory notice at our Service Center.
                                  The change will take effect when we receive the notice.  Our calculations will reflect the change.


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 WHAT HAPPENS ON THE MATURITY     If part of the total investment base is allocated to an investment division that has a
 DATE OF AN INVESTMENT DIVISION   maturity date, then, unless otherwise specified by the owner, the amounts in that division as of the maturity date will be allocated to the investment division designated for that purpose in Policy Schedule 2.

                                  We will notify the owner 30 days in advance of the maturity date. To elect an allocation to other than the division designated in Policy Schedule 2, the owner must provide satisfactory notice to us at least 7 days prior to the maturity date.  The allocation on a maturity date will not be considered a change in the allocation of the investment base for purposes of the number of changes permitted.

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                                    SPECIMEN

MFPLS87(NY)                          - 26 -

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 MEASUREMENT OF INVESTMENT        The investment experience of an investment division is determined at the end of each
 EXPERIENCE                       division's valuation period.

                                  INDEX OF INVESTMENT EXPERIENCE
                                  We use an INDEX to measure changes in each investment division's experience during a valuation period.  We set the index at $10 when the first investments in that division were made.  The index for a current valuation period equals the index for the preceding valuation period multiplied by the experience factor for the current period.

                                  HOW WE DETERMINE THE EXPERIENCE FACTOR
                                  The EXPERIENCE FACTOR for an investment division's valuation period reflects the investment experience of the portfolio in which the division invests as well as the charges assessed against the division.  The factor is calculated as follows:

                                  (1)    We take the net asset value as of the end of the current valuation period of the portfolio in which the division invests.
                                  (2)    We add to (1) the amount of any dividend or capital gains distribution declared during the current valuation period for the investment portfolio.  We subtract from that amount a charge for our taxes, if any.
                                  (3)    We divide (2) by the net asset value of the portfolio at the end of the preceding valuation period.
                                  (4)    We subtract the daily Asset Charge shown in Policy Schedule 3 for each day in the valuation period.  This charge is to cover expense, mortality and minimum death benefit guarantee risks that we are assuming.
                                  (5)    For any divisions investing in unit investment trusts only, we subtract an additional charge equal to the daily Trust Charge shown in Policy Schedule 3 for each day in the valuation period.  This charge is to cover the actual costs incurred in the purchase or sale of units of the trusts.

                                  Calculations for divisions investing in the mutual fund portfolios are made on a per share basis.  Calculations for divisions investing in unit investment trusts are on a per unit basis.


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 NET RATE OF RETURN FOR AN        Here's how we find an investment division's NET RATE OF RETURN for a valuation period:
 INVESTMENT DIVISION
                                  (1)    We determine the change in the division's index from the preceding valuation period to the current valuation period.
                                  (2)    We divide this by the index for the preceding valuation period.

                                  We follow a consistent method for longer periods of time.

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                                    SPECIMEN

MFPLS87(NY)                          - 27 -

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                                  POLICY BENEFITS FOR THE OWNER

                                  There are important rights and benefits that are available to the owner of this policy during your lifetime of either insured.  We discuss some of these rights and benefits in this section.


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 CASH VALUE BENEFITS              CASH SURRENDER VALUE
                                  The cash surrender value is determined as follows:

                                  ON THE POLICY DATE
                                  The cash surrender value equals the total investment base plus any policy debt less the deferred policy loading for the first policy year.

                                  ON EACH SUBSEQUENT POLICY PROCESSING DATE
                                  On each subsequent policy processing date, the cash surrender value is calculated as follows:
                                  (1)    We take the total investment base.
                                  (2)    We add to (1) any policy debt as of such date.
                                  (3)    We subtract from (2) the following amounts:
                                         (a)  the deferred policy loading for the current policy year;
                                         (b)  any first year administrative fee that would otherwise be deducted; and
                                         (c)  if a policy processing date is other than a policy
                                              anniversary, any pro-rata net loan cost since the last
                                              policy anniversary (or since the policy date if during
                                              the first policy year).

                                  ON A DATE DURING A POLICY PROCESSING PERIOD
                                  On a date during a policy processing period, the cash surrender value is calculated as follows:
                                  (1)    We take the total investment base.
                                  (2)    We add to (1) any policy debt as of such date.
                                  (3)    We subtract from (2) the following amounts:
                                         (a)  the deferred policy loading for the current policy year;
                                         (b)  any first year administrative fee that would otherwise be deducted;
                                         (c)  the pro-rata mortality cost since the last policy
                                              processing date;
                                         (d)  any other fees which would otherwise be deducted on the next policy processing date; and
                                         (e)  any pro-rata net loan cost since the last policy
                                              anniversary (or since the policy date if during the
                                              first policy year).

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                                    SPECIMEN

MFPLS87(NY)                          - 28 -

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 CASH VALUE BENEFITS              SURRENDERING TO RECEIVE THE NET CASH SURRENDER VALUE
 (CONTINUED)                      The owner can surrender this policy at any time and receive its net cash surrender value.  The net cash surrender value may be paid in cash or under one or more income plans.  SEE CHOOSING
                                  AN INCOME PLAN.  The NET CASH SURRENDER VALUE is the cash surrender value minus any policy debt.  To surrender this policy, the owner must return it to our Service Center with a signed request for surrender in a form satisfactory to us.  The surrender will take effect on the date this policy and the request are sent to us. The net cash surrender value will vary daily.
                                  We will determine the net cash surrender value as of the date we receive this policy and the signed request at our Service Center.  We'll usually pay the net cash surrender value within 7 days.  But we may delay payment when we are not able to determine the amount because:

                                         -  the NYSE is closed for trading;
                                         -  the SEC determines that a state of emergency exists; or
                                         -  an order of the SEC permits a delay for the protection of policyowners.

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                                    SPECIMEN

MFPLS87(NY)                          - 29 -

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 POLICY LOANS                     The owner may borrow money from us.  This policy will be the only security we require for the loan.  A loan may be taken any time this policy is in effect.  The owner may repay all or part of the loan at any time while the last surviving insured is living.

                                  LOAN VALUE
                                  The LOAN VALUE is shown in Policy Schedule 2.  The amount of the loan may not exceed the loan value.  Any existing policy debt will be deducted from a new loan.  The minimum permissible amount of any loan and repayment are shown in Policy Schedule 2.

                                  INTEREST
                                  The loan interest rate is shown in Policy Schedule 2.  Interest accrues (builds up) each day.
                                  Interest payments are due at the end of each policy year.  If interest isn't paid when due, it will be added to the amount of the loan.  The sum of all outstanding loans plus accrued interest is called the POLICY DEBT.

                                  If the policy debt exceeds the larger of the cash surrender value and the fixed base, we will terminate this policy.  We will not do this, however, until 61 days after we mail notice of our intent to terminate.  We'll notify, at their last known addresses, the owner and anyone who holds this policy as collateral.

                                  EFFECT OF A LOAN
                                  A loan will be transferred out of the separate account and into our general account and a repayment will be transferred into the separate account.  A policy loan reduces the total investment base while repayment of a loan will cause an increase in the total investment base.
                                  Loans and repayments will be allocated among the investment divisions in accordance with instructions given by the owner.  The owner may change that allocation by sending satisfactory notice to us.  If no such instructions are on record, the loan or repayment will be allocated in proportion to the investment base in each division as of the date of the loan or repayment.

                                  A loan, WHETHER OR NOT REPAID, will have a PERMANENT EFFECT on the cash surrender values and may have a permanent effect on the death benefits.  See HOW VARIABLE LIFE INSURANCE WORK.  If not repaid, the policy debt will reduce the amount of death benefit proceeds and cash value benefits.
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                                    SPECIMEN

MFPLS87(NY)                          - 30 -

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 POLICY LOANS                     NET LOAN COST
 (CONTINUED)                      The net loan cost will be calculated as follows:
                                  (1)    We determine the policy debt as of the previous policy anniversary.
                                  (2)    We multiply (1) by the loan charge shown in Policy Schedule 3.

                                  Loans and repayments during a policy year will affect our calculations.

                                  WHEN WE WILL MAKE THE LOAN
                                  We'll usually loan the money within 7 days after we receive a request satisfactory to us.  But we may delay making the loan when we are not able to determine the loan value because:
                                         -         the NYSE is closed for trading; or
                                         -         the SEC determines that a state of emergency exists;
                                  If the loan is to be used to pay premiums on another variable life insurance policy offered by us, we'll make the loan immediately.


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 ASSIGNMENT - USING THIS POLICY   The owner can assign this policy as collateral security for a loan or other obligation.  This
 AS COLLATERAL SECURITY           does not change the ownership.  But the owner's rights and any beneficiary's rights are subject to the terms of the assignment.  To make or release an assignment, we must receive written notice, satisfactory to us, at our Service Center.  We're not responsible for the validity of any assignment.

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 RIGHT TO EXCHANGE FOR FIXED      The owner may exchange this policy for a policy with benefits that do not vary with the
 LIFE INSURANCE                   investment results of a separate account.  No evidence of insurability will be required.

                                  We'll issue the new policy on your life after we receive:
                                         -         a proper written request; and
                                         -         this policy.

                                  OTHER FACTS ABOUT THE NEW POLICY
                                  The new policy's owner, insureds and beneficiary will be the same as those of this policy as of the date of exchange.  The new policy will have the same issue age, issue date, face amount, cash surrender value, underwriting class and benefit riders as this policy.  Any policy debt under this policy will be carried over to the new policy.

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                                    SPECIMEN

MFPLS87(NY)                         - 31 -

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                                  INSURANCE BENEFITS

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 VARIABLE INSURANCE AMOUNT        The Variable Insurance Amount on the policy date equals the cash surrender value as of such date multiplied by the net single premium factor for your issue age.  Thereafter, the Variable
                                  Insurance Amount will vary daily based on the investment results and any premium payments made.  The Variable Insurance Amount will be determined as of each date as follows:
                                  (1)    We determine the cash surrender value of this policy as of such date.
                                  (2)    We multiply (1) by the net single premium factor as of such date.
                                  In no event will the Variable Insurance Amount be less than that required to keep this policy qualified as life insurance under the Federal income tax laws.  The table of net single premium factors is shown in Policy Schedule 4.


------------------------------------------------------------------------------------------------------------------------------------
 CHANGE THE FACE AMOUNT           After the end of the first policy year, the owner may change the face amount of this policy subject to the restrictions shown in Policy Schedule 2.  To request a change in face amount, the owner must provide satisfactory notice to us.  The effective date of change will be the next policy processing date provided we receive the notice at our Service Center at least 7 days before such policy processing date.  As of the effective date of change, the guaranteed benefits will change.  See How We Determine The Guarantee Period and Face Amount.

                                  Increasing the Face Amount
                                  If both insureds are alive, the owner may increase the face amount of this policy.
                                  Satisfactory evidence of insurability may be required before we will increase the face amount of this policy. The maximum increase in face amount is that which results in the minimum
                                  Guarantee Period for which we would then issue this policy based on the attained age of each insured.

                                  Decreasing the Face Amount
                                  A decrease in face amount will increase the Guarantee Period.  We will not allow a decrease in the face amount below the minimum face amount for which we would then issue this policy based on your attained age of each insured.  Nor will we allow a decrease in the face amount below the amount required to keep this policy qualified as life insurance under Federal income tax laws.

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





                                    SPECIMEN

MFPLS87(NY)                          - 32 -

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 HOW WE DETERMINE THE GUARANTEE   On the Policy Date
 PERIOD AND FACE AMOUNT           The initial Guarantee Period and initial face amount on the policy date are shown in Policy
                                  Schedule 2.  The Guarantee Period and face amount are not affected by investment results nor the allocation of the total investment base among the investment divisions.  They will change as described below as a result of any additional premiums or any change in face amount requested by the owner.

                                  When an Additional Premium is Paid
                                  The guaranteed benefits will increase as follows:
                                  (1)    We take the immediate increase in cash surrender value resulting from the additional premium.
                                  (2)    We add to (1) interest at the rate used in our computations shown in Policy Schedule 2 for the period from the date we receive and accept the additional premium to the policy processing date on or next following such date.  This is the guarantee adjustment amount.


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 HOW WE DETERMINE THE GUARANTEE   (3)    If the Guarantee Period prior to payment is less than for the lifetime of the last
 PERIOD AND FACE AMOUNT                  surviving insured:
 (CONTINUED)                             The total of the guarantee adjustment amount and the fixed base will be used to calculate a new Guarantee Period.  Any part of such total in excess of the amount required to increase the Guarantee Period to the whole of life will be applied as in
                                         (4) below.
                                  (4)    If the Guarantee Period is for the lifetime of the last surviving insured:
                                         The guarantee adjustment amount or excess amount from (3) above will be applied as a net single premium for the whole of life to increase the face amount of this policy.

                                  When a Change in Face Amount is Requested
                                  As of the effective date of change, we will redetermine the Guarantee Period as follows:
                                  (1)    We take the fixed base as of such date.
                                  (2)    Based on the policy year, the new face amount of this policy and the amount in (1), we will redetermine the Guarantee Period.

                                         Our computations are based on the interest rate shown in Policy Schedule 2 and the guaranteed maximum cost of insurance rates shown in Policy Schedule 5.

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                                    SPECIMEN

MFPLS87(NY)                          - 33 -

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 PROCEEDS PAYABLE TO THE          We will pay the death benefit proceeds to the beneficiary upon the death of the last surviving
 BENEFICIARY                      insured.  The proceeds may be paid in cash or under one or more income plans.  See Choosing An
                                  Income Plan.

                                  Death Benefit Proceeds
                                  Death benefit proceeds are determined as follows:
                                  (1)    We determine this policy's death benefit, which is the larger of the face amount and the Variable Insurance Amount.
                                  (2)    We subtract from (1) any policy debt.
                                  (3)    We add to (2) any amounts due from riders.

                                  The values above will be those as of the date of the last surviving insured.  If the last surviving insured dies during the grace period, we will pay the beneficiary the death benefit proceeds in effect immediately prior to the grace period reduced by any overdue charges.  The death benefit will never be less than that required to keep this policy qualified as life insurance under the Federal income tax laws.

                                  How to Claim Death Benefit Proceeds
                                  The beneficiary should contact our Service Center for instructions.  We'll usually pay the proceeds within 7 days after we receive proof of the death of the last surviving insured, and any other requirements.  Proof of the death of the last surviving insured must include proof that both insureds have died.  We may delay payment of all or part of the death benefit if we have not been able to determine this policy's cash surrender value as of the date of death of the last surviving insured because:
                                         -         the NYSE is closed for trading; or
                                         -         the SEC determines that a state of emergency exists.

                                  If a delay is necessary and the death of the last surviving insured occurs prior to the end of the Guarantee Period, we may delay payment of any excess of the death benefit over the face amount.  After the Guarantee Period we may delay payment of the entire death benefit.  We will add interest to the death benefit proceeds at an annual rate of at least 4% from the date of death to the date of payment.  Interest added to death benefit proceeds will not be less than that required by any applicable law.

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                                    SPECIMEN

MFPLS87(NY)                          - 34 -

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                                  CHOOSING AN INCOME PLAN

                                  The owner may choose one or more income plans for the payment of death benefit proceeds during your lifetime.  If, at the time of the death of the last surviving insured, no plan has been chosen for paying death benefit proceeds, the beneficiary may choose a plan within one year.
                                  The owner may also elect an income plan on surrender of the policy for its net cash surrender value.  For each plan we'll issue a separate written agreement putting the plan into effect.

                                  Our approval is needed for any plan where:
                                         -         the person named to receive payment is other than the owner or beneficiary;
                                                   or
                                         -         the person named is not a natural person, such as a corporation; or
                                         -         any income payment would be less than $100.


------------------------------------------------------------------------------------------------------------------------------------
 THE INCOME PLANS                 There are six income plans to choose from.  They are:

                                  PLAN 1.  INCOME FOR A FIXED PERIOD
                                  Payment is made in equal installments for a fixed number of years. We guarantee each monthly payment will be at least the amount shown in the following table.  Values for annual, semi-annual or quarterly payments are available on request.

                                               Table for Income for a Fixed Period

                                                (Payments for Each $1,000 Applied)

                                  Fixed Period         Monthly         Fixed Period         Monthly
                                   Of Years            Income            Of Years            Income
                                 ------------          -------          ------------         -------

                                       1                $84.47                16               $6.53
                                       2                 42.86                17                6.23
                                       3                 28.99                18                5.96
                                       4                 22.06                19                5.73
                                       5                 17.91                20                5.51
                                       6                 15.14                21                5.32
                                       7                 13.16                22                5.15
                                       8                 11.68                23                4.99
                                       9                 10.53                24                4.84
                                       10                 9.61                25                4.71
                                       11                 8.86                26                4.59
                                       12                 8.24                27                4.47
                                       13                 7.71                28                4.37
                                       14                 7.26                29                4.27
                                       15                 6.87                30                4.18





                                    SPECIMEN

MFPLS87(NY)                          - 35 -

                                 ---------------------------------------------------------------------------------------------------
                                  PLAN 2.  INCOME FOR LIFE
                                  Payment is made to the person named in equal monthly installments and guaranteed for at least a period certain.  The period certain can be 10 or 20 years.  Other periods certain are available on request.  A refund certain may be chosen instead.  Under this arrangement, income is guaranteed until payments equal the amount applied.  If the person named lives beyond the guaranteed payments, payments continue until his or her death.

                                  We guarantee each payment will be at least the amount shown in the following table.  By age we mean the named person's age on his or her birthday nearest the plan's effective date.  Amounts for ages not shown are available on request.

                                                          TABLES FOR INCOME FOR LIFE
                                                   (Monthly Payments for Each $1,000 Applied)

                                                                Payment to a Male

                                  AGE               10 YEARS CERTAIN          20 YEARS CERTAIN            REFUND CERTAIN

                                  0-10                     $3.24                     $3.23                      $3.22
                                  15                        3.32                      3.31                       3.30
                                  20                        3.41                      3.40                       3.39
                                  25                        3.52                      3.51                       3.50
                                  30                        3.66                      3.64                       3.63
                                  35                        3.84                      3.81                       3.79
                                  40                        4.07                      4.00                       3.99
                                  45                        4.36                      4.23                       4.24
                                  50                        4.71                      4.50                       4.54
                                  55                        5.14                      4.79                       4.92
                                  60                        5.68                      5.10                       5.39
                                  65                        6.35                      5.38                       6.01
                                  70                        7.17                      5.60                       6.83
                                  75                        8.07                      5.72                       7.94
                                  80                        8.93                      5.75                       9.48
                                  85&over                   9.54                      5.75                       ----





                                    SPECIMEN

MFPLS87(NY)                          - 36 -

                                                              Payments to a Female

                                  AGE               10 YEARS CERTAIN          20 YEARS CERTAIN            REFUND CERTAIN

                                  0-10                     $3.17                     $3.16                      $3.15
                                  15                        3.23                      3.22                       3.21
                                  20                        3.30                      3.29                       3.28
                                  25                        3.39                      3.38                       3.37
                                  30                        3.50                      3.49                       3.48
                                  35                        3.64                      3.62                       3.61
                                  40                        3.81                      3.78                       3.77
                                  45                        4.04                      3.99                       3.98
                                  50                        4.33                      4.23                       4.24
                                  55                        4.70                      4.53                       4.57
                                  60                        5.17                      4.87                       4.99
                                  65                        5.80                      5.22                       5.55
                                  70                        6.63                      5.51                       6.32
                                  75                        7.64                      5.68                       7.39
                                  80                        8.64                      5.74                       8.85
                                  85&over                   9.33                      5.75                       ----

                                  PLAN 3.  INTEREST PAYMENT
                                  Amounts can be left with us to earn interest at an annual rate of at least 3%.  Interest payments can be made annually, semi-annually, quarterly or monthly.

                                  PLAN 4.  INCOME OF A FIXED AMOUNT
                                  Payments of an agreed fixed amount are made annually, semi-annually, quarterly or monthly.
                                  The fixed amount per year must be at least $60 for each $1,000 of the amount applied.  The amount applied will earn interest at an annual rate of at least 3%,.  Payments will continue until the amount applied and interest are fully paid.

                                  PLAN 5.  JOINT LIFE INCOME
                                  This plan is available if there are two persons named to receive payments.  At least one of the persons named must be either the owner or beneficiary of this policy.  Monthly payments are made as long as at least one of the named persons is living.  We guarantee the payments will be at least the amount shown in the following table while both named persons are alive.
                                  When one dies, we guarantee to continue paying the other at least two-thirds of the amount shown.  By age we mean the named person's age on his or her birthday nearest the plan's effective date.  Amounts for two males, two females, or for ages not shown in the table below are available on request.


                                    SPECIMEN

MFPLS87(NY)                          - 37 -

                                                                   Table of Joint Life Income
                                                           (Monthly Payments for Each $1,000 Applied)
                                                                           Female Age

                                                              55         60         65         70        75
                                                  ------------------------------------------------------------
                                                   50        $4.55      $4.76      $4.99      $5.26     $5.56
                                                   55         4.75       4.99       5.27       5.59      5.95
                                                   60         4.96       5.25       5.59       5.98      6.42
                                  MALE AGE         65         5.18       5.53       5.94       6.43      6.99
                                                   70         5.43       5.84       6.33       6.94      7.66
                                                   75         5.69       6.16       6.73       7.49      8.41


                                  PLAN 6.  ANNUAL PLAN
                                  An amount can be used to buy any single premium annuity we offer on the plan's effective date.
                                  However, the annuity can be bought at a rate 3% less than the rate new applicants pay.
                                  Annuities combine features of guaranteed income and payment similar to plans 2 and 5.

------------------------------------------------------------------------------------------------------------------------------------
 PAYMENTS WHEN NAMED PERSON DIES  When the person named to receive payments dies, we will pay any amounts still due as provided by the plan agreement.  The amounts still due are determined as follows:
                                         -         For plans 1, 2, or 4, any remaining guaranteed payments will be continued.
                                                   Under plan 4, any unpaid proceeds with any accrued interest may be paid in a single sum.  Under plans 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum.  This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early.  The discount interest rate is 3% for plan 1 and 3 1/2% for plan 2.  But we will use the interest rate we used to calculate the payment for plans 1 and 2, if they were not based on the table in this policy.
                                         -         For plan 3, we'll pay the amount left with us and any accrued interest.
                                         -         For plan 5, no amounts are payable after both named persons have died.
                                         -         For plan 6, the annuity agreement will state the amount due, if any.

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





                                    SPECIMEN

MFPLS87(NY)                          - 38 -

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                                  OTHER IMPORTANT INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
 LIMITS ON OUR CONTESTING THIS    We rely on the statements made in the applications.  Legally, they are considered
 POLICY                           representations, not warranties.  We can contest the validity of this policy if any material misstatements are made in the initial application, a copy of which is attached.  We can also contest the validity of any change in face amount requested by the owner if any material misstatements are made in any application required for that change.  We can also contest any amount of death benefit which would not be payable except for the fact that an additional payment which requires evidence of insurability was paid if any material misstatements are made in any application required with the premium.

                                  We won't contest the validity of this policy after this policy has been in effect during your lifetime for two years from the date of issue.  We won't contest any change in face amount requested by the owner after the change has been in effect during the lifetime of either insured for two years from the effective date of such change.  Nor will we contest any amount of death benefit attributable to an additional premium after it has been in effect during the lifetime of either insured for two years from the date we receive and accept such premium.

                                  If this policy is reinstated, this provision will be measured from the effective date of the reinstated policy.


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 QUARTERLY REPORT                 We will send the owner a report four (4) times a policy year within 31 days after the end of each policy quarter.  The report will show the death benefit, cash surrender value and policy debt as of the end of the policy quarter.  The report will also show the allocation of the total investment base as of such date and the amounts deducted from or added to the total investment base since the last quarterly report.  The report will also include any other information that may be currently required by the insurance supervisory official of the jurisdiction in which this policy is delivered.

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 CHANGING THIS POLICY             This policy or any benefit riders may be changed to another plan of insurance according to our rules at the time of the change.
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





                                    SPECIMEN

MFPLS87(NY)                          - 39 -

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 POLICY CHANGES - APPLICABLE TAX  For you and the owner to receive the tax treatment accorded to life insurance under Federal
 LAW                              law, this policy must qualify initially and continue to qualify as life insurance under the
                                  Internal Revenue Code or successor law.  Therefore, to maintain this qualification to the maximum extent permitted by law, we have reserved in this policy the right to return any premium payments that would cause this policy to fail to qualify as life insurance under applicable tax law as interpreted by us.  Further, we reserve the right to make changes in this policy or its riders or to make distributions from this policy to the extent we deem it necessary to continue to qualify this policy as life insurance. Any such changes will apply uniformly to all policies that are affected.  The owner will be given advance written notice of such changes.

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 ERROR IN AGE OR SEX              If an age or sex as stated in the application is wrong, it could mean the face amount or any other policy benefit is wrong. Therefore, amounts payable under this policy or its riders will be what the premiums paid would have bought for the Guarantee Period at the true age or sex.
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





                                    SPECIMEN

MFPLS87(NY)                          - 40 -

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 SUICIDE                          If either insured commits suicide within two years from the date of issue, we will pay only a limited benefit and then terminate the policy.  The limited benefit will be the amount of the premiums paid less any policy debt.

                                  If either insured commits suicide within two years of the effective date of any increase in face amount requested by the owner, we will terminate the coverage attributable to such increase in face amount and pay only a limited benefit.  The limited benefit will be the amount of mortality cost deductions for such increase.

                                  If either insured commits suicide within two years of any date we receive and accept an additional premium which requires evidence of insurability, we will terminate the coverage attributable to such additional premium and pay only a limited benefit.  The limited benefit will be the amount of such premium less any policy debt attributable to amounts borrowed during two years from the date we receive and accept the additional premium.

                                  Within 90 days of the death of the first insured, the owner may elect to apply the amount of the limited benefit to a single life policy on the life of the surviving insured, subject to the following provisions:
                                         -         The new policy's issue date will be the date of death of the deceased insured.
                                         -         The insurance age will be the surviving insured's attained age on the new policy's issue date.
                                         -         No medical examination or other evidence of insurability will be required for the new policy.
                                         -         The face amount of the new policy will be determined by applying the limited benefit amount as a single premium payment under the new policy.  The face amount of the new policy may not exceed the face amount of this policy.
                                         -         Our Service Center must receive a written request which is satisfactory to
                                                   us.
                                         -         The new policy cannot involve any other life.
                                         -         Additional benefits or riders available on the policy will be available with the new policy only with our consent.
                                         -         The new policy will be issued at our current rates for the surviving insured's attained age, based on the underwriting class assigned to the surviving insured when this policy was underwritten.  The underwriting class for the new policy may differ from that of this policy.
                                         -         If the amount of insurance that would be purchased under the new policy falls below the minimum insurance amounts currently allowed, this option will not be available.

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





                                    SPECIMEN

MFPLS87(NY)                          - 41 -

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 ESTABLISHING SURVIVORSHIP        If we are unable to determine which of the insureds was the last survivor on the basis of proofs of death provided to us, we shall consider Insured No. 1 to be the last surviving insured.


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 CLAIMS OF CREDITORS              The proceeds of this policy will be free from creditors' claims to the extent allowed by law.


------------------------------------------------------------------------------------------------------------------------------------
 NON-PARTICIPATING                This policy does not participate in the divisible surplus of ML of New York.

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 AUTHORITY TO MAKE AGREEMENTS     All agreements made by us must be signed by our president or a vice president and by our secretary or an assistant secretary.  No other person, including an insurance agent or broker, can:
                                         -         change any of this policy's terms;
                                         -         extend the time for paying premiums; or
                                         -         make any agreement binding on us.


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 CHANGES IN POLICY COST FACTORS   Changes in policy cost factors (expense charges, current cost of insurance rates, loan charges) will be by class and based upon changes in future expectations for such elements as:
                                  mortality, persistency, expenses and taxes.  Any change in policy cost factors will be determined in accordance with procedures and standards on file, if required, with the insurance supervisory official of the jurisdiction in which this policy is delivered.


------------------------------------------------------------------------------------------------------------------------------------
 MATURITY DATE OF THIS POLICY     On the maturity date of this policy shown in Policy Schedule 2, we will pay the owner the net cash surrender value if the insured is then living and the policy is in effect.  The net cash surrender value may be paid in cash or under one or more income plans.  See Choosing An Income
                                  Plan.

                                  Payment of the planned periodic premiums shown in Policy Schedule 1 does not guarantee that this policy will remain in effect until the maturity date.  The period for which coverage will continue may depend on:
                                         -         the amount, timing and frequency of premium payments;
                                         -         changes in the face amount of this policy;
                                         -         changes in the cost of insurance rates;
                                         -         any deductions for policy loans;
                                         -         any deductions resulting from any benefit riders; and
                                         -         investment results.

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





                                    SPECIMEN

MFPLS87(NY)                          - 42 -

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 REQUIRED NOTE ON OUR             Our computations of reserves, cash surrender values, fixed base and the maximum mortality
 COMPUTATIONS                     costs are based on the mortality table and interest at the rate shown in Policy Schedule 2.
                                  In calculating the maximum mortality costs, we use the exact ages of both insureds and their individual mortality costs to determine annual mortality costs for the joint and last survivor status. When making our computations, we assume that death claims are paid immediately.
                                  Mortality and expense risks of ML of New York shall not adversely affect the dollar amount of insurance benefits or cash surrender values.

                                  We have filed a detailed statement of our computations with the insurance supervisor of the state or jurisdiction where this policy is delivered.  All policy values equal or exceed those required by the law of that state or jurisdiction.  Any benefit provided by an attached rider will not increase these values unless stated in that rider.


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





                                    SPECIMEN

MFPLS87(NY)                          - 43 -

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--------------------------------------------------------------------------------

                                    SPECIMEN

MFPLS87(NY)                          - 44 -

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 MODIFIED FLEXIBLE PREMIUM JOINT     Variable life insurance payable upon death of insured.  Death benefit subject to guaranteed
 AND LAST SURVIVOR VARIABLE LIFE     minimum during Guarantee Period. Guaranteed minimum is policy's face amount.  Flexible
 INSURANCE POLICY                    premiums.  Non-participating.  Investment results reflected in policy benefits.

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





                                    SPECIMEN

MFPLS87(NY)                          - 45 -